EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Numbers 333-25979, 333-69410, 333-122575 and 333-159686) on Form S-8 and the
Registration Statement (Number 333-130629) on Form S-3 of Orbit International Corp. and Subsidiaries of our report dated March 31, 2011 relating to our audit of the consolidated financial statements as of December 31, 2010 and for the year then ended, which appears in this annual Report on Form 10-K of Orbit International Corp. and Subsidiaries for the year ended December 31, 2010.


/S/ EISNERAMPER LLP

New York, New York
March 31, 2011